AGREEMENT
                                    ________

     This Agreement ("Agreement") is made and entered into this 3rd day of May, 1996, by and between Mark G. George ("George"), Stuart Capital Corporation, ("Stuart") Southeast Gaming Corporation ("Southeast"), Casino Magic Corp.,("Magic") and Jefferson Casino Corporation ("Jefferson"), a wholly owned subsidiary of Magic. Magic, Jefferson, George, Stuart and Southeast shall be referred to collectively as "Parties"

     Whereas, Stuart, George and Magic entered into a Gaming Fee Agreement dated October 26, 1995 ("Fee"); and,

     Whereas, Southeast, George and Magic entered into an Option Agreement dated October 26, 1995 ("Option"); and ,

     Whereas, on October 26, 1995, C-M of Louisiana, Inc. ("C-M") became a wholly owned subsidiary of Magic and simultaneously acquired approximately 20 acres of real property bordering on the Red River in Bossier City, Louisiana which it holds free and clear of all liens and encumbrances; and

     Whereas, Jefferson desires to acquire and Stuart, Southeast and George desire to sell the Fee and Option.

     Now, Therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by George, Stuart, Southeast, Jefferson and Magic, the Parties agree as follows:


1. The above recitals are true, accurate and incorporated herein by reference.

2. Stuart and George agree to sell all of their right, title and interest in the Fee and Southeast and George agree to sell all of their right, title and interest in the Option to Jefferson for $7,349,000 and $1,000, respectively, payable to George as follows at Closing:

  (a)  $550,000 in cash or cash equivalent.

  (b) A promissory note in the principal amount of $6,800,000 plus interest at a rate of 5.8% per annum to be executed by Jefferson and C-M ("Promissory Note") at closing and payable as follows:

       (i) $800,000 plus accrued interest sixty days after the opening of a casino by Magic or an affiliate of Magic in Bossier City, Louisiana.

       (ii) $118,873.04 per month for fifty-eight consecutive months commencing thirty days following the payment specified in 2(b)(i).

3. The closing of the transaction contemplated by this Agreement ("Closing") shall occur on or before the date on which Magic or an affiliate of Magic acquires Crescent City Capital Development Corporation ("Crescent") and at the Casino Magic offices in Bay St. Louis or at a location mutually acceptable to the Parties. At the Closing Jefferson and C-M will execute the Promissory Note and transfer $550,000 to George and George will execute an agreement subordinating him to the Indenture (as hereinafter defined) and George, Stuart and Southeast will execute a release. Upon such Closing, except as provided herein, the representations, warranties, covenants and obligations of George, Stuart and Southeast specified in or arising under the Fee and Option shall terminate and be of no further force and effect.

4. Notwithstanding the representations set forth in paragraph 2 above, if action is taken by the state of Louisiana or the Parish which prohibits or substantially restricts (beyond any current restrictions) gaming at the casino operated by Magic or an affiliate of Magic in Bossier City, Louisiana, the remaining payments, if any, then owed under 2(b)(ii) shall (a) if prohibited, be suspended when such prohibition takes effect and Jefferson shall not be responsible for any additional payments hereunder unless and until such prohibition is lifted or (b) if substantially restricted, the remaining payments shall be reduced pro-rata with the reduction in gaming operations at the casino during the period of such restrictions and the payment term extended accordingly so that the then outstanding balance shall not be reduced.

5. The validity and enforceability of this Agreement is expressly conditioned upon the closing of the commercial transaction in which Magic or an affiliate of Magic acquires at least 51 percent of the capital stock of Crescent . Should such transaction fail to close, any sums of money transferred to George, Stuart or Southeast pursuant to the Agreement will be returned to Jefferson, the Promissory Note shall be canceled, the Fee and Option shall be reinstated in full force and effect and the release referenced in paragraph 3 shall be cancelled.

6.     Representations, Warranties and Covenants.
  (a)  Jefferson represents and warrants to George, Stuart and Southeast that:
       (i)   it is a wholly owned subsidiary of Casino Magic Corp.
       (ii) upon closing of the transaction referenced in paragraph 5, Crescent will become a wholly owned subsidiary of Jefferson.

  (b) Jefferson and C-M represent, warrant and agree that so long as Jefferson and C-M have obligations under the Promissory Note.:
       (i) no debt other than $35 million dollars in senior secured notes and $7.5 million in furniture, fixtures and equipment, as reflected in the indenture agreement between Crescent , Jefferson, C-M and a yet to be named trustee, (a copy of which is attached hereto and hereby incorporated as if fully set forth ("Indenture")) has been incurred or will be incurred by C-M, Jefferson or Crescent except as may be permitted under the Indenture; and
       (ii)   the Indenture will not be refinanced; and
       (iii) there will be no transfer of assets or collateral of C-M, Jefferson or Crescent except as may be permitted under the Indenture without the prior written consent of George, Stuart and Southeast

  (c) George and Stuart represent and warrant to Jefferson that they own all right, title and interest in the Fee and have all necessary power and authority to enter into this Agreement.

  (d) George and Southeast represent and warrant to Jefferson that they own all right, title and interest in the Option and have all necessary power and authority to enter into this Agreement.

  (e) George represents and warrants that he owns 100% of the capital stock of Southeast and Stuart.

7. George, Stuart and Southeast on the one hand and Magic, Jefferson and C-M on the other hand, hereby agree to defend, indemnify and hold each other(and in the case of Magic, its shareholders, subsidiaries, directors, officers, employees and agents) harmless from and against all costs, expenses, liabilities, suits, actions, causes of action, damages and losses of any kind or nature, including, without limitation, reasonable attorney's fees and expenses and costs related thereto, suffered or incurred by any or all of the indemnified persons or entities and arising directly or indirectly from any action, inaction, breach or violation of this Agreement by George, Stuart or Southeast on the one hand and Magic, Jefferson and C-M on the other hand.

8. Any notice, request or other communication between George, Stuart, Southeast and Magic, other than day to day scheduling and operational requests shall be sent by facsimile, telex or overnight courier to the following addresses:

     If to George:                      If to Stuart:
     Mark G. George                     7004 S.E. Harbor Circle
     70004 S. E. Harbor Circle          Stuart, FL  34996
     Stuart, FL  34996
                                        If to Southeast:
                                        7004 S.E. Harbor Circle
     If to Magic:                       Stuart, FL  34996
     Casino Magic Corp.
     Attn:  Robert Callaway             If to Stuart, George or Southeast:
     711 Casino Magic Drive             Attn:  Michael T. Berge
     Bay St. Louis, MS  39520           4200 IDS Center - 80 South Eighth St.
     Facsimile No. (601) 467-7998       Minneapolis, MN  55402-2205
                                        Facsimile:  (612) 371-3207

9. Neither this Agreement, nor any terms hereof, may be terminated, amended, waived or modified except by a writing signed by George, Stuart, Southeast, Magic and Jefferson.

10. This Agreement, including any and all attachments and schedules thereto, constitutes the entire agreement between the Parties and supersedes any and all prior agreements and understandings in respect thereof.

11. The failure of the Parties at any time to require the performance by the other of any of the terms or provisions herein shall in no way affect the right of that party thereafter to enforce the same, nor shall the waiver by any party of any breach of any of the terms or provisions herein be taken or held to be a waiver of any preceding breach of any such term or provision.

12. This Agreement shall be binding upon, and shall insure to the benefit of the Parties hereto and their respective successors and permitted assigns.

13. This Agreement shall be interpreted and governed in accordance with the laws of the State of Mississippi.

14. In the event any litigation is instituted for the purpose of enforcing or interpreting any of the provisions of this Agreement, the prevailing party as determined by a court having jurisdiction thereof, shall be entitled to recover from the non-prevailing party or parties, in addition to all of the relief, all reasonable attorney's fees and other costs and expenses incurred in connection with such litigation at the pre-trial, trial and appellate levels.

15. Unless otherwise expressly provided herein, all amendments, correspondence and other communications in connection with this Agreement and the matters addressed herein shall be in writing and shall be deemed effective and delivered if sent by hand, by facsimile or by U.S. mail, prepaid, with evidence of transmission to the other party hereto at the address or facsimile number set forth below or to such address or facsimile number as is provided to the other party in accordance with this provision.

16. George, Stuart and Southeast acknowledge that nothing contained in this Agreement shall constitute or be construed to be or to create a partnership, joint venture or lease between George, Stuart, Southeast and Magic or Jefferson and neither of the Parties has the authority, apparent or otherwise, to bind the other to any undertaking of any nature whatsoever.

     Signed,  as of the date first above written.

CASINO MAGIC CORP.

BY:     ROBERT A. CALLAWAY                   MARK G. GEORGE
      ---------------------------     -----------------------------
                                      Mark G. George, Individually
ITS:    Corporate Secretary


JEFFERSON CASINO CORPORATION             SOUTHEAST GAMING CORPORATION


BY:     ROBERT A. CALLAWAY               BY:      MARK G. GEORGE
     ------------------------                 ---------------------
ITS:    Corporate Secretary              ITS:      President


C-M OF LOUISIANA, INC.                   STUART CAPITAL CORPORATION
as to Representations and Warranties
Specified in 6(b) Only.

BY:     ROBERT A. CALLAWAY               BY:      MARK G. GEORGE
     ------------------------                 ---------------------
ITS:    Corporate Secretary              ITS:      President